EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Community Capital Corporation on Form S-4 of our report dated January 24, 2003, appearing in the Annual Report on Form 10-K of Community Capital Corporation for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Elliott Davis, LLC

Columbia, South Carolina

December 2, 2003